CERTIFICATE OF TRUST

      The undersigned, the trustees of Cendant Capital V, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C.
 section 3810, hereby certify as follows:

      1. The name of the business trust being formed hereby (the "Trust") is "Cendant Capital V."

      2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                     Wilmington Trust Company
                          Rodney Square North
                     1100 North Market Street
                     Wilmington, Delaware 19890

           IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust as of the date written below.


 /s/ Michael P. Monaco
 ----------------------------             WILMINGTON TRUST COMPANY
 Name:  Michael P. Monaco                 Not in its individual capacity,
 Title: Trustee                           but solely as Trustee.


 /s/ James E. Buckman                 By: /s/ Joseph B. Feil
 ----------------------------             ------------------------------
 Name:  James E. Buckman                  Name:  Joseph B. Feil
 Title: Trustee                           Title:


 Dated:    August 20, 1999